CUSIP NO. 894081 10 8                                         Page  20  of  87
          -----------                                              ----    ----

                                   EXHIBIT II


                               POWER OF ATTORNEY
                               -----------------


          The undersigned, Lewis S. Ranieri, hereby irrevocably constitutes and appoints Scott A. Shay, whose address is c/o Hyperion Partners II L.P., 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553, as my true and lawful attorney, with full power and authority, in my name, place and stead, as fully as could I if personally present and acting:

          (a) to act on my behalf with respect to all matters relating to any Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Transworld Home HealthCare, Inc.; and

          (b) generally to execute, deliver and file all certificates, documents and filings, and to do all things and to take or forego any action which he may deem necessary or desirable in connection with or to effectuate the foregoing.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 6th day of June, 1996.

          /s/Lewis S. Ranieri
          ---------------------------------
          Lewis S. Ranieri